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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Cendant Corporation on Form S-3 of our report on Cendant Corporation and subsidiaries dated
February 28, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of recognizing revenue and membership solicitation costs as described in Note 1), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

New York, New York
April 11, 2000